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                                                                  EXHIBIT 99

                                  NEWS RELEASE


              KING PHARMACEUTICALS AND HOECHST MARION ROUSSEL SIGN
               AN AGREEMENT FOR ONE OF THE LARGEST SINGLE PRODUCT
                 TRANSACTIONS IN EMERGING PHARMACEUTICAL SECTOR


Bristol, Tenn., Kansas City, Mo. December 17, 1998 - King Pharmaceuticals, Inc. (NASDAQ:KING) and Hoechst Marion Roussel, the pharmaceutical company of Hoechst AG, announced today the signing of a definitive agreement for King to acquire three branded prescription pharmaceutical products from Hoechst Marion Roussel. The products to be acquired include certain U.S. rights to Altace (R) (ramipril), an Angiotensin Converting Enzyme ("ACE") inhibitor, and certain worldwide rights to AVC(TM) (sulfanilamide), a vaginal anti-infective cream, and to Silvadene(R) (silver sulfadiazine), a burn cream. Net sales for these products, Altace(R) in the U.S., and Silvadene(R) and AVC(TM) globally, totaled approximately $91.3 million during 1997 and $71.5 million during the first nine months of 1998. Total consideration for the acquisition of the three branded pharmaceutical products will equal $362.5 million. The parties expect to complete the transaction by no later than Tuesday, December 22. King has scheduled a related conference call at 10:00 a.m. EST Friday, December 18, 1998 at 1-800-275-3210.

King announced also today that it has obtained a related commitment from Credit Suisse First Boston, First Union National Bank, and Bank of America to obtain a senior secured credit facility in an aggregate principal amount of $500 million. The proceeds of the credit facility will be used to finance the acquisition of the three branded pharmaceutical products, to refinance certain existing indebtedness of King, to fund working capital requirements, and for general corporate purposes.

Altace(R), the largest product to be acquired by King, has U.S. patent protection through 2008 and competes in the antihypertensive segment of the U.S. cardiovascular pharmaceuticals market. The ACE inhibitor market has experienced significant growth over the past five years driven primarily by the effectiveness of ACE inhibitors in reducing patient blood pressure and wide acceptance among prescribing physicians. Net sales for Altace(R) in the U.S. totaled approximately $83.7 million during 1997.

John M. Gregory, Chairman and Chief Executive Officer of King, stated, "The completion of this transaction will constitute the most significant acquisition milestone to date for this Company. Moreover, we are extremely pleased that the acquisition of certain U.S. rights to Altace(R) by King will represent one of the largest product acquisitions ever completed in the U.S. by an emerging growth pharmaceutical company." Mr. Gregory added, "The acquisition of Altace(R) will dramatically expand King's presence in the approximately $5.5 billion U.S. antihypertensive market and will exemplify once again the successful implementation of our primary growth strategy to acquire additional branded pharmaceutical products."

As part of the acquisition, King will enter into a six month Transition Services Agreement whereby Hoechst Marion Roussel will provide King with sales and marketing support and access to its medical staff and expertise for Altace(R). Joseph R. Gregory, Vice Chairman of King and President and Chief Executive Officer of Monarch Pharmaceuticals, Inc., a wholly-owned subsidiary of King, commented, "The Transition Services Agreement with Hoechst Marion Roussel will facilitate a smooth transition of Altace(R)


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to King, particularly in relation to the marketing of Altace(R) by our field sales force of 161 representatives. The transition period correlates well with the Company's plan to expand its field sales force to a total of 261 representatives before the third quarter of 1999, by hiring 50 representatives during the first quarter and an additional 50 representatives during the second quarter."

Gerald P. Belle, President of Hoechst Marion Roussel North America, shared this perspective. "It is important to both companies that we handle the transition period and the relationship beyond to our mutual benefit. This agreement complements the fact that Hoechst Marion Roussel retains the rights to Altace(R) (ramipril) outside of the U.S., as it remains an important growth product for us throughout the world. Hoechst Marion Roussel is committed to continuing to manufacture and market ramipril globally for years to come," he said.

Since December 1994, including the pending acquisition, King will have acquired 34 branded prescription pharmaceutical products. The company acquired from Warner-Lambert Company 15 branded prescription pharmaceutical products, certain manufacturing contracts for third parties, and a sterile manufacturing facility operated by King's wholly-owned subsidiary. Parkedale Pharmaceuticals, Inc. ("Parkedale") during February 1998 and acquired Menest(R) (esterfied estrogens tablets, USP), an oral estrogen replacement product, from SmithKline Beecham Corporation during June 1998. Also during June 1998, King effected an initial public offering of its common stock.

Jefferson J. Gregory, President of King and President and Chief Executive Officer of Parkedale, observed, "The acquisition of the U.S. rights to Altace(R) will culminate an impressive series of Company achievements during 1998, including the Warner-Lambert acquisition in February and the subsequent FDA approval of our supplemental Product License Application for Fluogen(R) (Influenza Virus Vaccine, Trivalent, Types A and B) and of an additional supplement for facility improvements that will enable the Company to approximately double Influenza vaccine production capacity for next year. This track record of accomplishments clearly demonstrates the extensive abilities and enormous dedication of our Company's staff and management."

King, headquartered in Bristol, Tennessee, is a vertically integrated pharmaceutical company that manufactures, markets and sells branded and generic prescription pharmaceutical products. King seeks to capitalize on niche opportunities in the pharmaceutical industry created by cost containment initiatives and consolidation among large global pharmaceutical companies. The Company's strategy is to acquire branded pharmaceutical products and increase sales by focused promotion and marketing, as well as by product line extensions and through product life cycle management.

Hoechst Marion Roussel is a leader in pharmaceutical-based health care, dedicated to moving beyond medicine to health through the discovery and delivery of prescription drugs and the provision of value-added patient support programs. The global headquarters of Hoechst Marion Roussel are in Frankfurt, Germany, and the North America headquarters are in Kansas City, Mo.

This release may contain forward-looking statements which reflect management's current view of future events and operations. The forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause results to differ include: the Company's ability to consummate the contemplated credit facility and product acquisition described above, significant leverage and debt service requirements of the Company, dependence on the Company's ability to continue to acquire branded products, dependence on



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sales of the Company's products, management of the Company's growth and integration of its acquisitions. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in "Risk Factors" and other sections of the Company's prospectus dated June 25, 1998, as part of the Company's Registration Statement on Form S-1, and discussed in the Company's Form 10-Q for the quarter ended September 30, 1998, which are one file with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.


                                       ###


                                    Contact:
Kyle P. Macione, Executive Vice-President, Investor Relations, King Pharmaceuticals - 423-989-8077

Julie L. Gladman, Hoechst Marion Roussel - 816-966-4274

Traci M. Seaman, Hoechst Marion Roussel - 816-966-4104


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FOR IMMEDIATE RELEASE


                      KING PHARMACEUTICALS, INC. COMPLETES
                        ACQUISITION PREVIOUSLY ANNOUNCED

         BRISTOL, TENNESSEE, December 22, 1998 -- King Pharmaceuticals, Inc. (NASDAQ:KING) announced today that it has completed the acquisition of three branded prescription pharmaceutical products from Hoechst Marion Roussel which it announced last week. The products acquired include certain U.S. rights to Altace(R) (ramipril), an Angiotensin Converting Enzyme ("ACE") inhibitor, and certain worldwide rights to AVC (TM) (sulfanilamide), a vaginal anti-infective cream, and to Silvadene(R) (silver sulfadiazine), a burn cream. The purchase price for the three branded pharmaceutical products was $362.5 million. The acquisition was financed, as planned, by a senior secured credit facility in an aggregate principal amount of $500 million, which included funds to refinance certain existing indebtedness of King, to fund working capital requirements and to use for general corporate purposes.

           King, headquartered in Bristol, Tennessee, is a vertically integrated pharmaceutical company that manufactures, markets and sells branded and generic prescription pharmaceutical products. King seeks to capitalize on niche opportunities in the pharmaceutical industry created by cost containment initiatives and consolidation among large global pharmaceutical companies. The Company's strategy is to acquire branded pharmaceutical products and increase sales by focused promotion and marketing, as well as by product line extensions and through product life cycle management.


contact: Kyle P. Macione, Executive Vice President, Investor
Relations -- 423-989-8077